                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 6, 2001



                             HEWLETT-PACKARD COMPANY
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          1-4423                     94-1081436
(State or other jurisdiction of      (Commission File Number)        (I.R.S. Employer
 incorporation or organization)                                    Identification Number)

                               3000 HANOVER STREET
                               PALO ALTO, CA 94304
                    (Address of principal executive offices)

                                 (650) 857-1501
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

         On September 6, 2001, Hewlett-Packard Company, a Delaware corporation (the "Company"), entered into an Offer Agreement (the "Offer Agreement") with Indigo N.V., a corporation organized under the laws of The Netherlands ("Indigo"). Under the terms of the Offer Agreement, the Company, as promptly as practicable after the date of the Offer Agreement, will commence an exchange offer to acquire all of the outstanding common shares, par value NLG 0.04 per share, of Indigo not already owned by Hewlett-Packard Europe B.V. (the "Common Shares") in exchange for a combination of shares of the Company's common stock and non-transferable contingent value rights
(CVRs) entitling the holder thereof to a contingent cash payment based upon Indigo's achievement of certain revenue milestones, upon the terms and conditions set forth in the Offer Agreement (the "Offer"). In exchange for each Company Share, shareholders of Indigo will receive either (i) $7.50 in common stock of the Company or (ii) $6.00 in common stock of the Company and one CVR entitling its holder to a cash payment of as much as $4.50 in the event Indigo achieves $1.6 billion in revenue over a three-year post-closing period (with the amount of such payment decreasing linearly to zero as such three-year revenue decreases to $1.0 billion). The Company's common stock to be issued in each case will be determined based on the average closing sales price during the period of 20 consecutive trading days ending 3 trading days prior to the the date and time at which the Company initially accepts for payment Company Shares tendered in the Offer, with the average trading price to be used in such calculation to be not less than $16.69 or more than $23.68. The Offer Agreement calls for the Company to issue equal quantities of each consideration alternative. The consummation of the transactions contemplated by the Offer Agreement is subject to approval under United States and other applicable foreign antitrust or competition laws and other customary closing conditions. A copy of the Offer Agreement is attached as an exhibit to this Current Report on Form 8-K.

         On September 6, 2001, the Company and Indigo issued a joint press release announcing that the Company and Indigo had entered into the Offer Agreement. The joint press release is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         99.1 Offer Agreement, dated as of September 6, 2001, by and among Hewlett-Packard Company, a Delaware corporation, and Indigo N.V., a corporation organized under the laws of The Netherlands. Pursuant to Regulation S-K 601(b)(2), exhibits to the Offer Agreement are not included in the document attached. Copies of these exhibits to the Offer Agreement are available for review at Hewlett-Packard Company's principal executive offices located at 3000 Hanover Street, Palo Alto, CA 94304.

         99.2 Joint press release of Hewlett-Packard Company and Indigo N.V., issued on September 6, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HEWLETT-PACKARD COMPANY


Date:  September 6, 2001                  By:  /s/ Charles N. Charnas
                                              --------------------------------
                                              Charles N. Charnas
                                              Assistant Secretary

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
-----------
     99.1     Offer Agreement, dated as of September 6, 2001, by and between
              Hewlett-Packard Company, a Delaware corporation, and Indigo
              N.V., a corporation organized under the laws of The
              Netherlands. Pursuant to Regulation S-K 601(b)(2), exhibits to the Offer Agreement are not included in the document attached.
              Copies of these exhibits to the Offer Agreement are available for review at Hewlett-Packard Company's principal executive offices located at 3000 Hanover Street, Palo Alto, CA 94304.

     99.2     Joint press release of Hewlett-Packard Company and Indigo
              N.V., issued on September 6, 2001.




                                      -3-